UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following information supplements and amends the Definitive Proxy Statement on Schedule 14A filed by Dave & Buster’s Entertainment, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 26, 2017 (the “Original Filing”) in connection with the Company’s Annual Meeting of Stockholders to be held on June 8, 2017, and should be read together with the Original Filing. Other than as set forth below, no changes have been made to the Original Filing.

The sole purpose of this filing is to clarify the required vote for Proposal Nos. 3, 4, 5, and 6 (the “Proposals”) as described on pages 1, 2, 8, 9, 10 and 11 of the Original Filing under “Voting Rights, Quorum and Required Vote” and under Proposal Nos. 3, 4, 5, and 6.

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Company’s outstanding stock entitled to vote on the Proposals is required to approve each of the Proposals. Abstentions and broker non-votes have the same effect as votes against the Proposals.

The Original Filing stated that broker non-votes will have no effect on the Proposals. In addition, pages 1-2 of the Original Filing stated that the vote required for the Proposals was the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of stock entitled to vote at the Annual Meeting, present in person or represented by proxy.

Your vote is important, no matter how many or few shares you may own. Please vote as soon as possible over the Internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials.

The Board of Directors recommends that you vote FOR the Election of Eight Directors and FOR Proposals 2-7.

1.	Election of Directors.

2.	Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm.

3.	To Approve Majority Voting for Uncontested Elections of Directors.

4.	To Approve Elimination of Supermajority Vote Provisions for Amending our Certificate of Incorporation.

5.	To Approve Elimination of Supermajority Vote Provisions for Amending our Bylaws.

6.	To Approve Elimination of Obsolete Provisions in our Certificate of Incorporation.

7.	Advisory Approval of Executive Compensation.

Important Notice Regarding the Availability of Proxy Materials for the Dave & Buster’s Entertainment, Inc. Shareholder Meeting to be Held on June 8, 2017: The Company’s Proxy Statement and Annual Report on Form 10-K are available at http://edocumentview.com/play.